CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-8 of our report dated February 9, 1996, on our audits of the financial statements of JPS Automotive L.P. and subsidiaries as of December 31, 1995 and January 1, 1995 and for the year ended December 31, 1995 and the period June 29, 1994 to January 1, 1995.

                                                Coopers & Lybrand L.L.P.

Spartanburg, South Carolina
August 27, 1997